Exhibit 10.22
STOCK REDEMPTION AGREEMENT
     This STOCK REDEMPTION AGREEMENT (the “Agreement”) is made and effective as of July 1, 2005 (the “Effective Date”), by and among Vocus, Inc., a Delaware corporation (the “Corporation”), and Robert Lentz (the “Stockholder”; each of the Stockholder and the Corporation individually, a “Party”; and the Stockholder and the Corporation together, the “Parties”).
     WHEREAS, the Stockholder desires to sell to the Corporation 638,200 shares (the “Shares”) of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), owned by the Stockholder, and the Corporation desires to purchase such Shares from the Stockholder, for a total purchase price of $1,499,770.00 payable to the Stockholder, all on the terms as set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
     1. Sale and Purchase of Common Stock.
               (a) The Stockholder hereby sells, assigns, transfers and delivers to the Corporation his entire right, title and interest in and to the Shares (the “Shares”). Upon the execution of this Agreement, the Stockholder will execute an original of the stock power attached to this Agreement as Exhibit A and shall deliver to the Corporation the certificate or certificates representing the Shares. As of the Effective Date, the Stockholder hereby relinquishes any and all right, title and interest in and to the Shares.
               (b) The total purchase price for the Shares shall be $1,499,770.00 (the “Purchase Price”), payable in the form of a certified or bank check, wire transfer or such other consideration as shall be deemed acceptable by the Stockholder. The Purchase Price will be delivered to the Stockholder upon receipt of certificate(s) in the manner set forth in Section 1(a) hereof.
     2. Representations and Warranties of the Corporation. The Corporation covenants, represents and warrants as of the date hereof to the Stockholder as follows:
               (a) The Corporation has the full and entire right, power and authority to (i) enter into this Agreement, (ii) purchase the Shares from the Stockholder, (iii) fulfill the obligations imposed herein upon the Corporation and (iv) consummate the transactions contemplated herein.
               (b) This Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

               (c) There are no agreements, contracts, understandings or commitments which would prevent the Corporation from entering into this Agreement, making any representations or warranties herein or consummating any of the transactions contemplated herein.
               (d) The Corporation has not employed any broker in carrying out the negotiation relating to this Agreement.
     3. Representations and Warranties of the Stockholder. The Stockholder covenants, represents and warrants as of the date hereof to the Corporation as follows:
               (a) The Stockholder has the right, power and authority to (i) enter into this Agreement, (ii) sell, assign, deliver and transfer all of the Shares free and clear of any lien, claim, option, call, contract or encumbrance whatsoever or other claim of any third party, (iii) fulfill the obligations imposed herein on the Stockholder and (iv) consummate the transactions contemplated herein.
               (b) This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms, except as such enforceability may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’rights generally.
               (c) The Stockholder has good and marketable title to the Shares, free and clear of any mortgages, pledges, security interests, liens or other encumbrances or charges of any kind.
               (d) There are no agreements, contracts, understandings or commitments which would prevent the Stockholder from entering into this Agreement, making any representations or warranties herein or consummating any of the transactions contemplated herein.
               (e) The Stockholder has not employed any broker in carrying out the negotiation relating to this Agreement.
     4. Indemnification.
               (a) The Stockholder agrees to indemnify and hold harmless the Corporation, and its officers, directors, shareholders and agents, from and against any losses, expenses, claims, demands, and damages, including reasonable attorneys’ fees (collectively, “Claims”), arising out of any breach of the Stockholder’s representations and warranties in Section 3.
               (b) The Corporation agrees to indemnify and hold harmless the Stockholder, and his heirs, successors and assigns, from and against any Claims arising out of any breach of the Corporation’s representations and warranties in Section 2.

     5. Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed to be an original but all of which together shall constitute one in the same instrument.
     6. Benefit and Burden. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their executors and administrators, successors and assigns, and other legal representatives, including any corporation or other entity into which the Corporation is merged, liquidated or otherwise combined.
     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     8. Further Assurances. The Parties agree to execute and deliver to the other such other documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement.
     9. Entire Agreement.
               (a) No change or modification of this Agreement shall be valid unless the same is in writing and is signed by the Parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the Parties. The failure of any Party at any time to insist upon strict performance of any covenant, representation or warranty herein set forth shall not be construed as a waiver of the same covenant, representation or warranty at a future time. Invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
               (b) This Agreement, together with the exhibits attached hereto, sets forth all of the promises, agreements, understandings, covenants, warranties and representations among the Parties with respect to the, redemption, sale and purchase and other matters herein set forth; and there are no promises, agreements, understandings, covenants, warranties, representations, or written, express or implied, among them with respect to such sale and purchase or other matters other than as set forth herein. This Agreement is intended by the Parties to be, an integration of any and all prior agreements and understandings, oral or written, with respect to the sale and purchase herein set forth.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date and year first above written.
VOCUS, INC.
By: /s/ Stephen A. Vintz
      Stephen A. Vintz
      Chief Financial Officer
/s/ Robert Lentz
Robert Lentz

EXHIBIT A
STOCK POWER
     For value received, the undersigned hereby sells, assigns and transfers to Vocus, Inc., a Delaware corporation (the “Corporation”), 638,200 fully paid and non-assessable shares of Common Stock of the Corporation represented by Certificate No. 41, on the books of the Corporation and does hereby irrevocably constitute and appoint Greenberg Traurig, LLP as his attorney to transfer said stock on the books and records of the Corporation with full power of substitution in the premises.
Dated: July 1, 2005.
Signature: /s/ Robert Lentz
                    Robert Lentz